EXHIBIT 99.1

ProPhase Establishes 3.2 Million Share Equity Line

DOYLESTOWN, PA–(Marketwire – August 5, 2015) - ProPhase Labs, Inc. (NASDAQ: PRPH) (www.ProPhaseLabs.com) announced today that as of July 30, 2015, it entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (“Dutchess”). Pursuant to the Investment Agreement, Dutchess committed to purchase, subject to certain restrictions and conditions, up to 3,200,000 shares of the Company’s common stock, over a period of 36 months from the first trading day following the effectiveness of the registration statement registering the resale of shares purchased by Dutchess pursuant to the Investment Agreement.

The Company may in its discretion draw on the facility from time to time, as and when the Company determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum number of shares that the Company is entitled to put to Dutchess in any one draw down notice shall not exceed 500,000 shares with a purchase price calculated in accordance with the Investment Agreement.

Ted Karkus, Chairman and Chief Executive Officer of the Company, stated: “The availability of this equity line enables the Company to raise capital as needed in a highly efficient manner. The combination of litigation expenses, new product development, enhanced marketing and brand building activities, and other corporate projects makes clear that setting up this equity line is prudent. There are no options, warrants or convertible debt associated with the equity line. We will seek to use the equity line, to the extent needed, at such times as are appropriate in view of market and other conditions.”

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.

Dutchess is the agent for offering the shares pursuant to the Investment Agreement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

1

About ProPhase Labs

ProPhase Labs is a diversified natural health medical science company. It is a leading marketer of the Cold-EEZE® Cold Remedy brand as well as other cold relief products. Cold-EEZE® Cold Remedy zinc gluconate lozenges are clinically proven to significantly reduce the duration of the common cold. Cold-EEZE® Cold Remedy customers include leading national chain, regional, specialty and local retail stores. ProPhase Labs has several wholly owned subsidiaries including a manufacturing unit, which consists of an FDA registered facility to manufacture Cold-EEZE® Cold Remedy lozenges and fulfill other contract manufacturing opportunities. For more information visit us at www.ProPhaseLabs.com.

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties that include, among others, risks associated with the offering, risks related to the acceptance and demand for our products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Contact:

Press Only Contact

Constantine Panagiotatos

DKC Public Relations

212-981-5124

ConstantinePanagiotatos@dkcnews.com

Investor Contact

Ted Karkus
Chairman and CEO
ProPhase Labs, Inc.
(215) 345-0919 x 0

2